Exhibit 21.1

Coty Inc.
Subsidiary List
June 30, 2016

Subsidiary Name	Jurisdiction of Organization
Coty Argentina S.A	Argentina
Beamly Australia Pty Ltd.	Australia
Coty Australia Pty. Ltd.	Australia
Coty Austria GmbH, wien	Austria
Bourjois S.A.	Belgium
Coty Benelux S.A.	Belgium
Coty Brasil Industria e Comercio de Cosmeticos Ltda.	Brazil
Coty Brazil Retail Cosmeticos S.A.	Brazil
Lancaster do Brasil Cosmeticos Ltda.	Brazil
StarAsia Distribution (Cambodia) Ltd.	Cambodia
Coty Canada Inc.	Canada
TJoy Holdings Co. Ltd.	Cayman
Coty Cosmeticos Chile Limitada	Chile
Coty China Holding Limited	China
Coty Hong Kong Distribution Ltd.	China
Coty International Trade (Shanghai) Co. Ltd.	China
Coty Prestige Shanghai Ltd.	China
Coty R&D (Suzhou) Co. Ltd.	China
Nanjing Yanting Trade Co. Ltd.	China
Suzhou Ganon Trading Co., Ltd.	China
Suzhou Jiahua Biochemistry Co.	China
Coty Colombia Ltda.	Colombia
Coty Ceska Republika, k.s.	Czech Republic
Beamly Ltd.	England and Wales
Coty France S.A.S.	France
Coty S.A.S.	France
Else France S.A.S.	France
Fragrance Production S.A.S.	France
Coty Germany GmbH	Germany
Coty Services and Logistics GmbH	Germany
Novita Distribuicao, Armazenamento e Transportes S.A.	Goiania - Brazil
Savoy Industira de Cosmeticos S.A.	Goiania - Brazil
Coty Hellas S.A.	Greece
Bourjois Limited (HK)	Hong Kong
Chi Chun Industrial Co. Ltd.	Hong Kong
Coty Hong Kong. Ltd.	Hong Kong
Coty Prestige Hong Kong Ltd.	Hong Kong
Coty Prestige Shanghai (HK) Ltd.	Hong Kong
Coty Prestige Southeast Asia (HK) Limited	Hong Kong
Ming-De Investment Co. Ltd.	Hong Kong
Super Globe Holdings Ltd.	Hong Kong

Coty Hungary Kft.	Hungary
Coty India Beauty and Fragrance Products Private Ltd.	India
PT Coty Prestige Southeast Asia Indonesia	Indonesia
PT StarAsia Distributions	Indonesia
Coty Ireland Ltd.	Ireland
Coty Italia S.R.L.	Italy
Coty Prestige Japan KK	Japan
OPI Japan KK	Japan
Coty Malaysia Sdn. Bhd.	Malaysia
Coty Prestige Southeast Asia (M) SDN. BHD.	Malaysia
Coty Beauty Mexico SA de C.V.	Mexico
Coty Mexico S.A. de C.V.	Mexico
Coty Lancaster S.A.M.	Monaco
Coty B.V.	Netherlands
Coty Benelux B.V.	Netherlands
Coty Global 1 B.V.	Netherlands
Coty Global 2 B.V.	Netherlands
Coty Global 3 B.V.	Netherlands
Coty Global 4 B.V.	Netherlands
Coty Investments B.V.	Netherlands
Lancaster B.V.	Netherlands
Coty Prestige Southeast Asia Philippines, Inc.	Philippines
Coty Polska Sp z.o.o.	Poland
Coty Puerto Rico Inc.	Puerto Rico
Coty Cosmetics Romania S.r.l.	Romania
Bourjois Paris LLC	Russia
Coty Russia ZAO	Russia
Coty Beauty LLC	Russia
Coty Arabia Trading Company	Saudi Arabia
Coty Asia Pte. Ltd.	Singapore
Coty Prestige Southeast Asia Pte. Ltd.	Singapore
Coty Singapore Pte. Ltd.	Singapore
Coty Southeast Asia Pte. Ltd.	Singapore
Coty Slovenska Republika s.r.o.	Slovak Republic
Coty Beauty South Africa (Pty) Ltd.	South Africa
Coty South Africa (PTY) Ltd.	South Africa
Coty Korea Ltd.	South Korea
Coty Spain S.L., Sociedad Unipersonal	Spain
Coty (Schweiz) AG	Switzerland
Coty Geneva S.A. Versoix	Switzerland
Coty Prestige (Taiwan) Ltd.	Taiwan
StarAsia Taiwan Co., Ltd.	Taiwan
Coty Prestige Southeast Asia (Thailand) Co. Ltd.	Thailand
Coty Distribution Emirates L.L.C.	United Arab Emirates
Coty Middle East FZCO	United Arab Emirates
Beauty International Ltd.	United Kingdom

Bourjois Limited	United Kingdom
Coty Brands Group Limited	United Kingdom
Coty Export U.K. Ltd.	United Kingdom
Coty Manufacturing UK Ltd.	United Kingdom
Coty Services U.K. Ltd.	United Kingdom
Coty UK Ltd.	United Kingdom
Del Laboratories (U.K.) Limited	United Kingdom
Lady Manhattan Ltd.	United Kingdom
Lancaster Group, Ltd.	United Kingdom
Lena White Limited	United Kingdom
Rimmel International Ltd.	United Kingdom
Beamly Inc.	United States - DE
Calvin Klein Cosmetic Corporation	United States - DE
Coty Holdings Inc.	United States - DE
Coty International LLC	United States - DE
Coty US LLC	United States - DE
DLI International Holding II Corp.	United States - DE
Green Acquisition Sub Inc.	United States - DE
Rimmel Inc.	United States - DE
Coty Brands Management	United States - DE
Coty US Holdings Inc.	United States - DE
DLI International Holding I LLC	United States - DE
O P I Products, Inc.	United States - DE
Coty Beauty Vietnam Company Limited	Vietnam